STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

May 10, 2010

Job Number: C20100510-1487
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	**Description**	**Number of Pages**
20100319608-20	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: A Frieser
Certificate Number: C20100510-1487
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Filed in the office of	Document Number 20100319608-20
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 05/10/2010 10:45 AM
	Entity Number E0226142010-4

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Golden Oasis New Energy Group, Inc.

2. Registered Agent for Service of Process: (check only one box)

- [ ] Commercial Registered Agent: Name
- [X] Noncommercial Registered Agent (name and address below)

OR

- [ ] Office or Position with Entity (name and address below)

Corporate Administrative Services, Inc.
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
1955 Baring Blvd	Sparks	Nevada	89434
Mailing Address (if different from street address)	City	Nevada	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 500,000,000 Par value per share: $ .001 Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

Name / Street Address	City	State	Zip Code
1) Keming Li, 1955 Baring Blvd	Sparks	NV	89434
2) Guoling Jin, 1955 Baring Blvd	Sparks	NV	89434

5. Purpose: (optional; see instructions)
The purpose of the corporation shall be: Any Lawful Activity

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Daniela Peterson (Name)
X Daniela Peterson (Incorporator Signature)
1955 Baring Blvd (Address), Sparks (City), NV (State), 89434 (Zip Code)

7. Certificate of Acceptance of Appointment of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity.

X Daniela Peterson
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

5/10/2010
Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **GOLDEN OASIS NEW ENERGY GROUP, INC.**, did on May 10, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 10, 2010.

ROSS MILLER
Secretary of State

Certified By: A Frieser
Certificate Number: C20100510-1487
You may verify this certificate
online at **http://www.nvsos.gov/**